Exhibit 10.2

Stericycle, Inc.

___________________________________

Fourth Amendment

Dated as of December 19, 2018

to

Note Purchase Agreement

Dated as of August 18, 2010

___________________________________

Re:4.47% Senior Notes, Series B, due October 15, 2020

Fourth Amendment to Note Purchase Agreement

This Fourth Amendment dated as of December 19, 2018 (this “Agreement”) to the Note Purchase Agreement referred to below is between Stericycle, Inc., a Delaware corporation (the “Company”), and each of the institutions which is a signatory to this Agreement (collectively, the “Noteholders”).

Recitals:

Whereas, the Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of August 18, 2010, as amended by that certain First Amendment thereto dated as of August 13, 2015, that certain Second Amendment thereto dated as of July 28, 2017 and that certain Third Amendment thereto dated as of March 23, 2018 (as so amended, the “Note Purchase Agreement”), pursuant to which the Company issued on or about October 15, 2010 (a) $175,000,000 aggregate principal amount of its 3.89% Senior Notes, Series A, due October 15, 2017 (as amended, the “Series A Notes”) and (b) $225,000,000 aggregate principal amount of its 4.47% Senior Notes, Series B, due October 15, 2020 (as amended, the “Series B Notes”).  The Series A Notes have matured and are no longer outstanding.  References herein to “Notes” refers to the Series B Notes.

Whereas, the Company and the Noteholders now desire to amend the Note Purchase Agreement and the Notes in the respects, but only in the respects, hereinafter set forth;

Whereas, all capitalized terms used herein and not defined herein shall have the meaning specified in the Note Purchase Agreement;

Whereas, all requirements of law have been fully complied with and all other acts and things necessary to make this Agreement a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, therefore, upon the full and complete satisfaction of the conditions precedent to effectiveness set forth in Section 3.1 hereof, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Noteholders do hereby agree as follows:

Section 1.	Amendments.
Section 1.1.Sections 10.1(a)(i), (a)(ii) and (a)(iii) of the Note Purchase Agreement shall be and are hereby amended in their entirety as follows:

(a)(i) The Company will not permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company to exceed (A) 4.00 to 1.00 in the case of any fiscal quarter ending on or before December 31, 2019 or (B) 3.75 to 1.00 in the case of any fiscal quarter ending thereafter; and

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(ii) If at the end of any fiscal quarter of the Company the Consolidated Leverage Ratio exceeded 3.75 to 1.00 (an “Adjusted Leverage Increase”), the per annum interest rate (including any Default Rate, if applicable) otherwise applicable to each series of the Notes as specified in the first paragraph thereof shall be increased by 50 basis points (.50%) (the “Adjusted Leverage Elevated Interest Rate”) from the date of such Adjusted Leverage Increase to but not including the date that the Consolidated Leverage Ratio is 3.75 to 1.00 or less.  The Company shall promptly, and in any event within 10 Business Days after the Company’s determination of such Adjusted Leverage Increase, notify the holders of the Notes in writing of such Adjusted Leverage Increase and the date of such commencement.  Payment of the Adjusted Leverage Elevated Interest Rate shall not constitute a waiver of any Default or Event of Default hereunder; and

(iii) If at the end of any fiscal quarter of the Company ending before or on March 31, 2020, the Unadjusted Consolidated Leverage Ratio exceeded 3.75 to 1.00, the per annum interest rate (including any Default Rate, if applicable) otherwise applicable to each series of the Notes as specified in the first paragraph thereof shall be increased as set forth below (the “Unadjusted Leverage Elevated Interest Rate”) from the date that such Unadjusted Consolidated Leverage Ratio was in excess of 3.75 to 1.00 to but not including the date that the Unadjusted Consolidated Leverage Ratio is 3.75 to 1.00 or less.  The Company shall promptly, and in any event within 10 Business Days after the Company’s determination of such increase, notify the holders of the Notes in writing and specify the date of such commencement.  Payment of the Unadjusted Leverage Elevated Interest Rate shall not constitute a waiver of any Default or Event of Default hereunder. The Unadjusted Leverage Elevated Interest Rate is determined as follows:

(A) if the Company has rating of BBB+ or better by S&P or the equivalent rating by any other Rating Agency, then the Unadjusted Leverage Elevated Interest Rate shall be an additional 50 basis points (0.50%);

(B) if the Company has rating of BBB by S&P or the equivalent rating by any other Rating Agency, then the Unadjusted Leverage Elevated Interest Rate shall be an additional 75 basis points (0.75%);

(C) if the Company has rating of BBB- by S&P or the equivalent rating by any other Rating Agency, then the Unadjusted Leverage Elevated Interest Rate shall be an additional 125 basis points (1.25%);

(D) if the Company has no rating or a rating of BB+ or worse by S&P or the equivalent rating by any other Rating Agency, then the Unadjusted Leverage Elevated Interest Rate shall be an additional 200 basis points (2.00%); and

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(E) in the case where the Company has two ratings from two different Rating Agencies, the lowest such rating shall control and in the case where the Company has three ratings from three different Rating Agencies, then the second lowest rating shall control (even if that rating is equal to that of the first lowest).

provided that, for the avoidance of doubt, the Adjusted Leverage Elevated Interest Rate and the Unadjusted Leverage Elevated Interest Rate are not cumulative with each other and only the greater of such increase under Section 10.1(a)(ii) and (iii) shall apply at any given time; and further provided that no such Increased Interest Rate will be used in calculating the Make-Whole Amount; and

Section 1.2.Section 10.4 of the Note Purchase Agreement shall be and is hereby amended in its entirety as follows:

Section 10.4.

Sales of Assets. (a) At any time on or prior to March 31, 2020, the Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any assets of the Company and its Subsidiaries in a Material Sale; provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets in a Material Sale if:

(1)such assets are sold in an arms length transaction;
(2)at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

(3)to the extent the net proceeds of any such Material Sale, individually or in the aggregate when combined with the net proceeds received from all other Material Sales which have occurred during the period beginning on the date of the Fourth Amendment and ending on March 31, 2020, exceeds $75,000,000, the Company offers to use the net proceeds of all such Material Sale(s) during such period to prepay or retire Senior Debt of the Company and/or its Subsidiaries no later than May 15, 2020 provided that the Company shall offer to prepay each outstanding Note in a principal amount that equals the Ratable Portion for such Note in accordance with Section 8.2 but without the payment of any Make-Whole Amount or other premium on such prepaid amount and without the requirement that any partial prepayments be in an amount not less than 10% of the original aggregate principal amount of the Notes;

As used in this Section 10.4, a “Material Sale” means any sale, lease or other disposition of assets which is not: (i) a sale or disposition of assets in the ordinary course of business of the Company and its Subsidiaries, (ii) a transfer of assets from (x) the Company to a Subsidiary Guarantor or (y) any Subsidiary to the Company or a  wholly-owned Subsidiary of the Company; provided that any transfer of assets from a Subsidiary Guarantor must be to the Company or another Subsidiary Guarantor and (iii) a sale or transfer of property acquired by the Company or any Subsidiary after the date of this

Stericycle, Inc.Fourth Amendment

Agreement to any Person within 365 days following the acquisition or construction of such property by the Company or any Subsidiary if the Company or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.

(b) At any time after March 31, 2020, the Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Subsidiaries; provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Subsidiaries if such assets are sold in an arms length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination:

(1)to acquire productive assets used or useful in carrying on the business of the Company and its Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; and/or

(2)to prepay or retire Senior Debt of the Company and/or its Subsidiaries, provided that, to the extent any such proceeds are used to prepay the outstanding principal amount of the Notes, such prepayment shall be made in accordance with the terms of Section 8.2;

provided further, that neither clause (1) nor clause (2) of this Section 10.4 shall be used to permit the transfer of assets from the Company to any Subsidiary.

As used in this Section 10.4, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 10% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” any (i) sale or disposition of assets in the ordinary course of business of the Company and its Subsidiaries, (ii) any transfer of assets from (x) the Company to a Subsidiary Guarantor or (y) any Subsidiary to the Company or a  wholly-owned Subsidiary of the Company; provided that any transfer of assets from a Subsidiary Guarantor must be to the Company or another Subsidiary Guarantor and (iii) any sale or transfer of property acquired by the Company or any Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by the Company or any Subsidiary if the Company or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.

Stericycle, Inc.Fourth Amendment

Section 1.3.Schedule B to the Note Purchase Agreement is hereby amended to insert the following definitions in alphabetical order:

“Adjusted Leverage Increase” is defined in Section 10.1(a)(ii).

“Adjusted Leverage Elevated Interest Rate” is defined in Section 10.1(a)(ii).

“Fourth Amendment” means the Fourth Amendment dated as of December 19, 2018 to this Agreement between the Company and the holders party thereto.

“Ratable Portion” means, with respect to any Note, an amount equal to the product of (x) the amount equal to the net proceeds being so applied to the offer of prepayment of Senior Debt in accordance with Section 10.4(a), multiplied by (y) a fraction, the numerator of which is the aggregate principal amount of such Note being offered to be prepaid pursuant to Section 10.4(a) and the denominator is the aggregate principal amount of all Senior Debt of the Company and its Subsidiaries subject to an offer to be prepaid by the Company.”

“Unadjusted Leverage Elevated Interest Rate” is defined in Section 10.1(a)(iii).

Section 1.4.Schedule B to the Note Purchase Agreement is hereby amended by amending and restating each of the following definitions in its entirety to read as follows:

“Bank Credit Agreement” means the Credit Agreement dated as of November 17, 2017 by and among the Company, certain Subsidiaries of the Company named therein, Bank of America, N.A., as administrative agent, and the other financial institutions party thereto, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof, which constitute the primary bank credit facility of the Company and its Subsidiaries.

“Increased Interest Rate” means the Adjusted Leverage Elevated Interest Rate or the Unadjusted Leverage Elevated Interest Rate, as applicable.

Section 1.5.Schedule B to the Note Purchase Agreement is hereby amended by replacing clause (x) of the definition of “Consolidated EBITDA” with the following:

Stericycle, Inc.Fourth Amendment

(x) solely for purposes of determining compliance with Section 10.1 and Section 10.2, for any fiscal quarter ending during the period from March 31, 2018 through March 31, 2020 (and for no other purposes hereunder) up to $200,000,000 in the aggregate in any four-fiscal quarter period of cash charges incurred prior to December 31, 2019 associated with (A) implementation of the Company’s Business Transformation and Operational Optimization Expenses (each, as described in the Company’s Form 10-K for the fiscal year ended December 31, 2017), (B) internal control remediation, accounting pronouncements and related professional and consulting expenses, (C) legal and settlement related expenses and (D) up to $25,000,000 of other cash charges; provided that the amounts added back under this clause (x) for the four fiscal quarters ending March 31, 2020 shall not exceed $90,000,000 in the aggregate,

Section 1.6.Schedule B to the Note Purchase Agreement is hereby amended by deleting the definition of “Term Loan Agreement” and deleting the reference to the Term Loan Agreement in the definitions of “Consolidated EBITDA” and “Unadjusted Consolidated EBITDA”.

Section 2.	Representations and Warranties of the Company.

Section 2.1.To induce the Noteholders to execute and deliver this Agreement, the Company represents and warrants (which representations shall survive the execution and delivery of this Agreement) to the Noteholders that:

(a)this Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery thereof by the parties hereto, this Agreement constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)the Note Purchase Agreement, as amended by this Agreement, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)the execution, delivery and performance by the Company of this Agreement (i) has been duly authorized by all requisite corporate actions on the part of the Company, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation applicable to the Company or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or

Stericycle, Inc.Fourth Amendment

government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

(d)as of the date hereof and after giving effect to this Agreement, no Default or Event of Default has occurred which is continuing; and

(e)the representations and warranties contained in Section 5 of the Note Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

Section 3.	Conditions to Effectiveness of Amendments and Waivers.

Section 3.1.The amendments to the Note Purchase Agreement set forth herein shall not become effective until, and shall become effective when (the “Effective Date”), each of the following conditions shall have been satisfied:

(a)executed counterparts of this Agreement, duly executed by the Company and the holders of 51% in principal amount of the outstanding Notes, shall have been delivered to the Noteholders;

(b)the representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and with respect to the date hereof, and the execution and delivery by the Company of this Agreement shall constitute certification by the Company of the same;

(c)the Company shall have paid a fee to each holder of Notes equal to five basis points (.05%) on the outstanding principal amount of Notes held by each such holder of a Note as of the Effective Date;

(d)the Company shall have paid the fees and expenses of Chapman and Cutler LLP, special counsel to the Noteholders, incurred in connection with the negotiation, preparation, approval, execution and delivery of this Agreement for which an invoice has been provided;

(e)the Company shall have delivered an executed copy of an amendment to the Bank Credit Agreement amending such agreement in substance consistent with the amendments to the Note Purchase Agreement as contemplated by this Agreement, as applicable; and

(f)the Company shall have delivered executed copies of an amendment to each of the Other Note Agreements between the Company and the purchasers named

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therein, each amending such agreements in substance consistent with the amendments to the Note Purchase Agreement as contemplated by this Agreement.

Upon receipt and satisfaction of all of the foregoing, such amendments shall become effective.

Section 4.	Miscellaneous.

Section 4.1.This Agreement shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Agreement, all terms, conditions and covenants contained in the Note Purchase Agreement are hereby ratified and confirmed and shall be and remain in full force and effect.

Section 4.2.Any and all notices, requests, certificates and other instruments, including the Notes, may refer to the “Note Purchase Agreement” or the “Note Purchase Agreement dated as of August 18, 2010” without making specific reference to this Agreement, but nevertheless all such references shall be deemed to include this Agreement unless the context shall otherwise require.

Section 4.3.The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.4.This Agreement shall be governed by and construed in accordance with New York law excluding choice‑of‑law principles of the law of New York that would require the application of the laws of jurisdiction other than New York.

Section 4.5.This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.  This Agreement, together with the Note Purchase Agreement (as amended hereby) and the Notes, constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages Follow]

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In Witness Whereof, the parties hereto have executed this Agreement as of the Effective Date.

Stericycle, Inc.

By	/s/ Daniel V. Ginnetti
Name: Daniel V. Ginnetti
Title: Executive Vice President & CFO

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

Metropolitan Life Insurance Company

by MetLife Investment Advisors, LLC, Its Investment Manager

By	/s/ John Wills
Name: John Wills
Title: Managing Director

Union Fidelity Life Insurance Company

by MetLife Investment Advisors, LLC, Its Investment Manager

By	/s/ Frank O. Monfalcone
Name: Frank O. Monfalcone
Title: Managing Director

Lincoln Benefit Life Company

by MetLife Investment Advisors, LLC, Its Investment Manager

By	/s/ Frank O. Monfalcone
Name: Frank O. Monfalcone
Title: Managing Director

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

Allstate Life Insurance Company of New York

By	/s/ Ryan Anderson
Name: Ryan Anderson

By	/s/ Jerry D. Zinkula
Name: Jerry D. Zinkula

Authorized Signatories

American Heritage Life Insurance COmpany

By	/s/ Ryan Anderson
Name: Ryan Anderson

By	/s/ Jerry D. Zinkula
Name: Jerry D. Zinkula

Authorized Signatories

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

New York Life Insurance Company

By	/s/ Clara Fagan
Name: Clara Fagan
Title: Corporate Vice President

New York Life Insurance and Annuity Corporation

By NYL Investors LLC, Its Investment Manager

By	/s/ Clara Fagan
Name: Clara Fagan
Title: Director

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C)

By NYL Investors LLC, Its Investment Manager

By	/s/ Clara Fagan
Name: Clara Fagan
Title: Director

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

Hartford Life and Accident Insurance Company

Hartford Fire Insurance Company

By:  Hartford Investment Management Company its investment manager

By	/s/ Kenneth W. Day
Name: Kenneth W. Day
Title: Vice President

Commonwealth Annuity and Life Insurance Company

By:  Hartford Investment Management Company its investment manager

By	/s/ Kenneth W. Day
Name: Kenneth W. Day
Title: Vice President

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

By	/s/ Jason M. Comisar
Name: Jason M. Comisar
Title: Authorized Signatory

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

Massachusetts Mutual Life Insurance Company

By:  Barings LLC as Investment Adviser

By	/s/ Steven J. Katz
Name: Steven J. Katz
Title: Managing Director & Senior Counsel

C.M. Life Insurance Company

By:  Barings LLC as Investment Adviser

By	/s/ Steven J. Katz
Name: Steven J. Katz
Title: Managing Director & Senior Counsel

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

RiverSource Life Insurance Company

By	/s/ Thomas W. Murphy
Name: Thomas W. Murphy
Title: Vice President – Investments

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

Thrivent Financial for Lutherans

By	/s/ Christopher Patton
Name: Christopher Patton
Title: Managing Director

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

The Lincoln National Life Insurance Company

By:  Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney-in-Fact

By
Name:
Title:

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

The Northwestern Mutual Life Insurance Company

By:  Northwestern Mutual Investment Management Company, LLC, its investment adviser

By	/s/ David A. Barras
Name: David A. Barras
Title: Managing Director

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

Jackson National Life Insurance Company

By:  PPM America, Inc., as attorney in fact on behalf of Jackson National Life Insurance Company

By	/s/ Elena Unger
Name: Elena Unger
Title: Vice President

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

Allianz Life Insurance Company of North America

By:  Allianz Global Investors U.S. LLC

As the authorized signatory and investment manager

By	/s/ Lawrence Halliday
Name: Lawrence Halliday
Title: Managing Director

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

AXA Equitable Life Insurance Company

By	/s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

Southern Farm Bureau Life Insurance Company

By	/s/ David Divine
Name: David Divine
Title: Senior Portfolio Manager

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

Modern Woodmen of America

By	/s/ Aaron R. Birkland
Name: Aaron R. Birkland
Title: Portfolio Manager, Private Placements

By	/s/ Christopher M. Cramer
Name: Christopher M. Cramer
Title: Manager, Fixed Income

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

United of Omaha Life Insurance Company

By	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Senior Vice President

Companion Life Insurance Company

By	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: An Authorized Signer

Mutual of Omaha Insurance Company

By	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Senior Vice President

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Accepted and Agreed to:

Woodmen of the World Life Insurance Society

By	/s/ Shawn Bengtson
Name: Shawn Bengtson
Title: Vice-President, Investment

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

Knights of Columbus

By
Name:
Title:

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

Country Life Insurance Company

By	/s/ John Jacobs
Name: John Jacobs
Title: Director – Fixed Income

Stericycle, Inc.Fourth Amendment

Accepted and Agreed to:

Physicians Mutual Insurance Company

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc. (as its General Partner)

By	/s/ G. Anthony Coletta
Name: G. Anthony Coletta
Title: Vice-President